UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

First Business Financial Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-34095	39-1576570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive
Madison, Wisconsin		53719
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 608 238-8008

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2025 the Board of Directors (the “Board”) of First Business Financial Services, Inc. (the “Company”) increased the number of Directors constituting the entire Board from seven (7) to eight (8), and, in accordance with Section 3.10 of the Company’s Amended and Restated By-laws, appointed Mr. Jason R. Graham as a Class II Director to fill the vacancy created by this increase. Mr. Graham was also appointed to the Audit Committee of the Board.

Mr. Graham, is a seasoned financial executive and private investor, with a strong background in financial strategy, capital allocation, and shareholder value creation. He founded Rationality Capital LLC in 2017 and has served as the principal at J Graham Consulting LLC since the same year. Mr. Graham served as Senior Vice President, Chief Financial Officer, and Treasurer at Journal Media Group, Inc., (NYSE: JMG) from 2015 to 2016, where he oversaw finance operations, developed capital allocation strategies, and led the negotiation of the company's sale. At Journal Communications, Inc. (NYSE: JRN), he served as Senior Vice President of Finance and Chief Financial Officer from 2014 to 2015 and Vice President/Corporate Controller from 2012 to 2014, where he led the finance, IT, treasury and risk management functions and managed multiple merger and acquisition transactions. Between 2006 and 2012, Mr. Graham held various roles at Brookdale Senior Living Inc. (NYSE: BKD), including Vice President/Corporate Controller, Senior Director of Financial Reporting, and Director of Financial Reporting. He served in various roles at KPMG LLP, advising Fortune 500 companies on financial reporting and merger and acquisition transactions from 2005-2006 and 1997-2003. Mr. Graham served on First Business Bank's Southeast Wisconsin Advisory Board from 2019 to 2025 and is actively involved in the community, serving on the boards of several private organizations.

There was no arrangement or understanding between Mr. Graham and any other persons pursuant to which Mr. Graham was selected to serve as a Director of the Company. Also, Mr. Graham has no relationships or related party transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than being entitled to the compensation payable to non-employee Directors as disclosed in the Company’s proxy statement for its Annual Meeting of Shareholders on April 25, 2025, Mr. Graham is not a party to any plans, contracts or arrangements providing for any grants, awards or other compensation payable to Mr. Graham by the Company.

The Board has determined that Mr. Graham is an “independent director” for purposes of the applicable rules of the Nasdaq Stock Market and the Securities exchange Act of 1934, as amended.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release, dated May 7, 2025, relating to the appointment of Mr. Graham is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits. The following exhibits are being furnished herewith:
99.1 Press Release by First Business Financial Services, Inc. dated May 7, 2025.
104 Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 7, 2025	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Brian D. Spielmann
	Name:	Brian D. Spielmann
	Title:	Chief Financial Officer